Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

TWENTY ONE CAPITAL, INC.

(A Texas Corporation)

Effective as of May 19, 2026

i

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The registered office and registered agent of Twenty One Capital, Inc. (the “Corporation”) shall be as set forth in the Certificate of Formation of the Corporation (the “Certificate of Formation”). The registered office or registered agent may be changed by resolution of the Board of Directors of the Corporation (the “Board of Directors”), upon making the appropriate filing with the Secretary of State of the State of Texas.

Section 1.2 Principal Office. The principal office of the Corporation shall be located at such place within or without the State of Texas as shall be fixed from time to time by the Board of Directors.

Section 1.3 Other Offices. The Corporation may also have other offices at any places, within or without the State of Texas, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

Section 1.4 Books and Records. All records maintained by the Corporation in the regular course of its business, including its share transfer ledger, books of account, and minute books, may be maintained in written paper form or another form capable of being converted to written paper form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.1 Place of Meeting. All meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Texas, as shall be designated in the notice of the meeting or duly executed waiver of notice. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication as set out in Section 2.2 below.

Section 2.2 Meetings of Shareholders by Remote Communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2.3 Annual Meeting.

(a) An annual meeting of shareholders shall be held on the date and at the time set by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and transacting any other business as may be brought properly before the meeting.

(b) Failure to hold the annual meeting at the designated time does not result in the winding-up or termination of the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder entitled to vote in the election of directors may, beginning after 13 months have passed since the last annual meeting, and, for the avoidance of doubt, so long as at least one annual meeting has been held, make written demand to any officer of the Corporation that an annual meeting be held.

Section 2.4 Special Shareholders’ Meetings. Special meetings of the shareholders may be called by (a) the President of the Corporation (the “President”), (b) the Board of Directors, or (c) a holder or holders of at least 30% of all the shares entitled to vote in the election of directors. A special meeting of the shareholders may not be called by any other person or persons (including, for the avoidance of doubt, individuals and entities). The record date for determining shareholders entitled to call a special meeting is the date the first eligible shareholder signs the notice of that meeting. The notice of a special meeting shall include the purpose for which the meeting is called and the date and time of the meeting. Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 2.5 Shareholder Nominations and Proposals.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (i) pursuant to the Corporation’s proxy materials with respect to such meeting; (ii) by or at the direction of the Board of Directors; or (iii) by a shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 2.5(a), (B) is entitled to vote at such meeting and (C) has timely complied in proper written form with the notice procedures set forth in this Section 2.5(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, and including any successor thereto, the “1934 Act”), and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (iii) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)  To comply with clause (iii) of Section 2.5(a) above, a shareholder’s notice must set forth all information required under this Section 2.5(a) and must be timely received by the secretary of the Corporation (the “Secretary”). To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 30th day nor earlier than the 60th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting, or (2) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2.5(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(ii)  To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below); (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation; (5) any material interest of the shareholder or a Shareholder Associated Person in such business; and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 2.5, a “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.5(a) and, if applicable, Section 2.5(b) below. In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of Directors shall be made at an annual meeting of shareholders only (1) by or at the direction of the Board of Directors, or (2) by a shareholder of the Corporation who (A) was a shareholder of record at the time of the giving of the notice required by this Section 2.5(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (B) has complied with the notice procedures set forth in this Section 3.5(b) and the applicable requirements of Rule 14a-19 under the 1934 Act. In addition to any other applicable requirements, for a nomination to be made by a shareholder in accordance with clause (2) of this Section 2.5(b), the shareholder must have given timely notice thereof in proper written form to the Secretary.

(i) To comply with clause (2) of Section 2.5(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 2.5(b) and must be received by the Secretary at the principal office of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.5(a)(i) above.

(ii) To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(A)  as to each person (a “Nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the Nominee; (2) the principal occupation or employment of the Nominee; (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the Nominee and any derivative positions held or beneficially held by the Nominee; (4) a Voting Commitment Representation (as defined below) given by the Nominee; (5) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the Nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the Nominee; (6) a description of all arrangements or understandings between the shareholder and each Nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (7) a written statement executed by the Nominee acknowledging that as a director of the Corporation, the Nominee will owe a fiduciary duty under Texas law with respect to the Corporation and its shareholders; (8) a written undertaking executed by the Nominee, if elected as a director of the Corporation, to submit a conditional letter of resignation upon election, the effectiveness of such resignation to be conditioned on a finding by a court of competent jurisdiction that such Nominee, in their capacity as a director of the Corporation, intentionally disclosed confidential information to third parties in breach of such person’s confidentiality obligations to the Corporation under applicable law, any applicable agreement or any policies or guidelines of the Corporation; and (9) any other information relating to the Nominee that would be required to be disclosed about such Nominee if proxies were being solicited for the election or re-election of the Nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the Nominee’s written consent to being named as a Nominee in any proxy statement relating to the applicable meeting of shareholders and to serving as a director if elected or re-elected, as the case may be); and

(B) as to such shareholder giving notice, (1) the information required to be provided pursuant to clauses (2) through (5) of Section 2.5(a)(ii) above, and the supplement referenced in the second sentence of Section 2.5(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), (2) a statement that either such shareholder or Shareholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote in the election of directors, and (3) all other information required by Rule 14a-19 under the 1934 Act (such information provided and statements made as required by clauses (1), (2) and (3) above, a “Nominee Solicitation Statement”).

For purposes of this Section 2.5(b)(ii), “Voting Commitment Representation” shall mean the written representation and agreement from the Nominee that it: (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement; (3) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business ethics, corporate governance guidelines and any other policies or guidelines of the Corporation applicable to directors; and (4) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors

(iii) To comply with clause (2) of Section 2.5(b) above, a shareholder providing notice of any nomination proposed to be made at a meeting of shareholders shall further update and supplement such notice (1) if necessary so that the information provided or required to be provided in such notice pursuant to this Section 2.5(b) shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such meeting of shareholders, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five days, not including Saturday, Sunday or any other day on which commercial banks in the State of Texas are authorized or required by Law to close (such days, “Business Days”), following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting of shareholders and the date notice of the record date is first publicly disclosed and (2) to provide evidence that the shareholder providing the notice has solicited proxies from holders representing at least 67% of the voting power of the shares of capital stock entitled to vote in the election of directors, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five Business Days after the shareholder files a definitive proxy statement in connection with the meeting of shareholders.

(iv) At the request of the Board of Directors, any person nominated by a shareholder for election or re-election as a director must furnish to the Secretary (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (3) information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 2.5(b).

(v) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 2.5(b). In addition, a Nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such Nominee or if the Nominee Solicitation Statement applicable to such Nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) For a special meeting of shareholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 2.5(c) and on the record date for the determination of shareholders entitled to vote at the special meeting, (B) is entitled to vote in the election of directors and (C) delivers a timely written notice of the nomination to the Secretary that includes the information set forth in Section 2.5(b)(ii), (b)(iii) and (b)(iv) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the Nominees proposed by the Board of Directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (x) by or at the direction of the Board of Directors or (y) by a shareholder in accordance with the notice procedures set forth in this Section 2.5(c). In addition, a Nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such Nominee or if the Nominee Solicitation Statement applicable to such Nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) In addition to the foregoing provisions of this Section 2.5, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of:

(i) a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(ii) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 2.6 Fixing the Record Date.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a date, not more than 60 days or less than 10 days before the meeting, as the record date for such determination.

(b) Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(c) If no record date has been fixed as provided in this Section 2.6, then (i) the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall be the date on which notice of the meeting is mailed, (ii) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior Board of Directors action is required to be taken by the Texas Business Organizations Code (as the same now exists or may hereafter be amended, substituted, or replaced, the “TBOC”), shall be the date on which a signed written consent is first delivered to the Corporation, and (iii) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where prior Board of Directors action is required to be taken by the TBOC, shall be the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

Section 2.7 Notice of Shareholders’ Meeting.

(a) Written notice stating the place, day, and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 days and not more than 60 days before the date of the meeting, personally, by electronic transmission (if consented to by a shareholder), or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage prepaid.

(b) Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a fundamental business transaction (as defined by Texas law) must be given to each shareholder of the Corporation not later than 21 days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

(c) A shareholder entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder participates in or attends the meeting solely to object to the transaction of business on the ground that the meeting was not lawfully called or convened.

(d) With the consent of the shareholder, notice may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation, knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

(e) Notice by electronic transmission is deemed given when the notice is:

(i) transmitted to a fax number provided by the shareholder for the purpose of receiving notice;

(ii) transmitted to an email address provided by the shareholder for the purpose of receiving notice;

(iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or

(iv) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

Section 2.8 Voting Lists. The officer or agent in charge of the share transfer records of the Corporation shall prepare, at least 11 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with (a) the address of each shareholder, (b) the type of shares held by each shareholder, (c) the number of shares held by each shareholder, and (d) the number of votes that each shareholder is entitled to if different from the number of shares held.

The list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 10 days prior to the meeting. The list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting. The original share transfer records shall be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.

Section 2.9 Quorum of Shareholders. Unless otherwise required by the TBOC, the Certificate of Formation, or these Bylaws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors constitutes a quorum for a meeting of the shareholders. Unless otherwise required by the TBOC, the Certificate of Formation, or these Bylaws:

(a) the shareholders represented in person or by proxy at a meeting at which a quorum is present may conduct any business properly brought before the meeting until adjournment, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

If a quorum is not present, the shareholders represented in person or by proxy may adjourn the meeting until a time and place determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the required number of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.10 Conduct of Meetings. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the President, or in their absence or inability to act, a director or officer designated by the Board of Directors, shall act as chairperson of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint the secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 2.11 Voting of Shares.

(a) Each outstanding share shall be entitled to the voting rights set forth with respect to shares of its class and series in the Certificate of Formation.

(b) Unless otherwise required by the TBOC, the Certificate of Formation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of shareholders at which a quorum is present shall be decided by the affirmative vote of the holders of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(c) Unless otherwise required by the Certificate of Formation, the election of directors shall be decided by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

(d) Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

(e) Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

Section 2.12 Voting by Proxy or Nominee.

(a) Shares of the Corporation owned by the Corporation itself or by another corporation or entity, the majority of the voting shares or interest of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

(b) Nothing in this Section 2.12 shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

(c) Any shareholder may vote either in person or by proxy executed in writing by the shareholder.

(d) No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

(e) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (i) a pledgee; (ii) a person who purchased or agreed to purchase, or who owns or holds an option to purchase, the shares subject to the proxy; (iii) a creditor of the Corporation who extended the Corporation credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting agreement or shareholders’ agreement created under the TBOC.

(f) Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy as the bylaws of that corporation may authorize or, in the absence of authorization, as the Board of Directors may determine.

Section 2.13 Inspectors of Election. The Board of Directors may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chairperson at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

Section 3.1 Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.2 Number of Directors.

(a) The number of directors shall be seven; provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or by resolution adopted by the Board of Directors.

(b) No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

Section 3.3 Term of Office. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors, each of whom shall hold office for one year or until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.4 Vacancies and Newly Created Directorships.

(a) Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the affirmative vote of a majority of the remaining directors even when the majority of the remaining directors is less than a quorum of the total number of directors specified in the Certificate of Formation or these Bylaws. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

(b) A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. No more than two directorships vacant by reason of an increase in the number of directors may be filled by the Board of Directors in the time period between two annual meetings.

Section 3.5 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose.

Section 3.6 Resignation. A director may resign from the Board of Directors or any committee thereof at any time by providing written notice to the Chairperson (as defined in Section 3.15 below), if any, the chief executive officer or the Secretary and, in the case of a committee, to the chairperson of such committee, if any. The resignation shall be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

Section 3.7 Regular Meetings of Directors. A regular meeting of the newly elected Board of Directors shall be held without other notice immediately following each annual meeting of shareholders, at which the Board of Directors shall elect officers and transact any other business as shall come before the meeting. The Board of Directors may designate a time and place for additional regular meetings, by resolution, without notice other than the resolution.

Section 3.8 Special Meetings of Directors. The Chairperson may call a special meeting of the Board of Directors at a time or place determined by the Chairperson. The Chairperson shall call a special meeting at the written request of two or more directors.

Section 3.9 Notice of Directors’ Meetings.

(a) All special meetings of the Board of Directors shall be held upon not less than 24 hours’ written notice stating the purpose, date, time, and place of the meeting delivered to each director either personally or by mail.

(b) Notice of a regular or special meeting of the Board of Directors may be provided to a director by electronic transmission on consent of the director. The director may specify the form of electronic transmission to be used to communicate notice.

(c) A written waiver of the required notice signed by a director entitled to the notice, before or after the meeting, is the equivalent of giving notice to the director who signs the waiver.

(d) A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10 Quorum. Except as otherwise provided by the Certificate of Formation or these Bylaws, a majority of the number of directors shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

Section 3.11 Action by Directors. The act of the majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by applicable law, the Certificate of Formation or these Bylaws.

Section 3.12 Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 3.14 Committees of the Board of Directors.

(a) The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors and allowed under the TBOC.

(b) No committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation unless the resolution designating a particular committee expressly so provides.

(c) The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.15 Chairperson. The chairperson of the Board of Directors (the “Chairperson”) shall be appointed from time to time by the Board of Directors. The Chairperson shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors in accordance with these Bylaws. The Chairperson shall not have any special voting rights or a casting vote in the event of a tie.

ARTICLE IV

OFFICERS

Section 4.1 Positions and Election.

(a) The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors.

(b) Any two or more offices may be held by the same person.

(c) Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer.

(d) Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.2 Removal of an Officer. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Section 4.3 Powers and Duties of Officers.

(a) The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

(b) In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V

SHARE CERTIFICATES

Section 5.1 Share Certificates; Uncertificated Shares.

(a) The shares of the Corporation may be certificated or uncertificated and evidenced by a book-entry system maintained by the registrar of the shares; provided that the Board of Directors may provide by resolution that some or all of any class or series of shares may be evidenced by a certificate. If shares are represented by certificates, each share certificate shall be consecutively numbered, shall exhibit the holder’s name, and shall be signed by one or more officers, and may be sealed with the seal of the Corporation or facsimile thereof. Any or all signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person was an officer at the date of its issuance.

(b) Each certificate representing shares of the Corporation shall state upon the face thereof:

(i) that the Corporation is organized under the laws of Texas;

(ii) the name of the person to whom issued;

(iii) the number and class of shares and the designation of the series, if any, which that certificate represents;

(iv) the par value of each share represented by the certificate or a statement that the shares are without par value; and

(v) a conspicuous statement setting forth restrictions on the transfer of the shares, if any.

(c) The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the TBOC. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by applicable law, has been fully paid.

(d) No requirement of the TBOC with respect to matters to be set forth on certificates representing shares of the Corporation shall apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.

Section 5.2 Transfer of Shares.

(a) Except as provided in the Certificate of Formation, shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. The shares of the Corporation shall be transferable on the books of the Corporation only by the registered holders of certificated or uncertificated shares thereof in person or by their duly authorized attorneys or legal representatives, and in the case of certificated shares upon surrender and cancellation of certificates, for a like number of shares (or upon compliance with the provisions of Section 5.5 below, if applicable).

(b) Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed, or in respect of uncertificated shares, upon the written instruction originated by the appropriate person to transfer the shares, in each case, or accompanied by proper evidence of succession, assignment, or authority to transfer (or upon compliance with the provisions of Section 5.5 below, if applicable), the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate (with respect to certificated shares), and record the transaction upon its books. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.

(c) Except for (i) transfers in connection with a purchase or redemption by the Corporation of its capital stock resulting in the transfer of Class B Common Stock (as defined in the Certificate of Formation), or (ii) transfers to an Affiliate of the transferring party, the Class B Common Stock shall not be transferable. “Affiliate” as used herein shall mean, with respect to any legal person, any other legal person that controls, is controlled by, or is under common control with such legal person, including, without limitation, any general partner, officer, director or manager of such legal person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such legal person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a legal person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise; provided, that (a) neither Tether International S.A de C.V. (together with its affiliates, “Tether”) nor iFinex, Inc. (together with its Affiliates, “Bitfinex” and, together with Tether, the “Significant Shareholders”) nor any legal person that would otherwise be deemed an Affiliate of such Significant Shareholder pursuant to this definition shall be deemed to be an Affiliate of the Corporation or any of its subsidiaries and (b) neither the Corporation nor any subsidiary thereof shall be deemed to be an Affiliate of any Significant Shareholder nor any legal person that would otherwise be deemed an Affiliate of such Significant Shareholder pursuant to this definition.

Section 5.3 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares issued by the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Texas law.

Section 5.4 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the Corporation, including the replacement of certificates evidencing such shares.

Section 5.5 Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate or certificates may be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, and may, in its discretion, require the owner of such certificate or such owner’s legal representative to give the Corporation a bond, with sufficient surety, as indemnity against any and all losses or claims that may arise against the Corporation and each transfer agent and registrar by reason of the issuance of such new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VI

DISTRIBUTIONS AND DIVIDENDS

Section 6.1 Declaration.

(a) The Board of Directors may authorize distributions on the outstanding shares in cash, property or in the shares of the Corporation at any annual, regular or special meeting of the Board of Directors to the extent permitted by, and subject to the provisions of, the laws of the State of Texas.

(b) The Board of Directors may by resolution create a reserve or reserves out of the Corporation’s surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner, after first obtaining the written approval of a majority of the shareholders.

Section 6.2 Fixing Record Dates for Distributions and Dividends.

(a) For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or dividend, set a date no more than 60 days prior to the date of the distribution or dividend.

(b) If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted shall be the record date for the determination of shareholders.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Right to Indemnification

(a) . Subject to the limitations and conditions as provided in this Article VII, the Corporation shall indemnify, defend and hold harmless, to the fullest extent permitted by the TBOC, as now or hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”) or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such person (or a person of whom he or she is the legal representative) (a) is or was a director or officer of the Corporation; or (b) while a director or officer of the Corporation is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another entity, organization, or an employee benefit plan (each such person in the foregoing clauses (a) and (b), hereinafter an “Indemnitee”) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually and reasonably incurred or suffered by such Indemnitee in connection with such Proceeding; provided, however, such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

Section 7.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1 above, the Corporation shall also pay or reimburse reasonable expenses incurred by an Indemnitee incurred in defending any such Proceeding in advance of the final disposition of the Proceeding, without any determination as to such Indemnitee’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a (a) written affirmation by such Indemnitee of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined that such Indemnitee has not met the required standard of conduct set forth in the TBOC or that indemnification is prohibited by the TBOC.

Section 7.3 Indemnification of and Advancement of Expenses to Other Persons. Notwithstanding any other provisions of this Article VII, the Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify and advance expenses to any officer, employee or agent of the Corporation to the fullest extent and in the manner provided by the TBOC and these Bylaws.

Section 7.4 Non-Exclusivity of Rights. The rights to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any director or officer or other person indemnified pursuant to the above Section 7.3 may have or hereafter acquire under any applicable law, Certificate of Formation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 7.5 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, proprietorship or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

Section 7.6 Shareholder Notification. To the extent required by the TBOC, no later than one year from the date that the Corporation indemnifies or advances expenses to a director or officer in accordance with this Article VII, it shall give a written report of such indemnification or advancement to the shareholders, which report must be made with or before the notice or waiver of notice of the next shareholders’ meeting or, in any case, the next submission to the shareholders of a written consent without a meeting.

Section 7.7 Nature of Rights. The rights conferred upon Indemnitees in this Article VII shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successor shall be prospective only and shall not limit, eliminate or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any act or omission that took place prior to such amendment or repeal.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.2 Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.4 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.5 Conflict with Applicable Law or Certificate of Formation. These Bylaws are adopted subject to any applicable law and the Certificate of Formation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Formation, such conflict shall be resolved in favor of such law or the Certificate of Formation.

Section 8.6 Additional Provisions. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.1 Amendment of Bylaws.

(a) The Board of Directors may amend or repeal the Corporation’s bylaws, or adopt new bylaws, unless: (1) the Certificate of Formation or the laws of the State of Texas reserves the power exclusively to the shareholders in whole or part; or (2) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal such bylaw.

(b) Unless the Certificate of Formation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation’s bylaws, the bylaws of Corporation may be amended, repealed or adopted with the approval of a majority of the shareholders entitled to vote thereon, even though the bylaws may also be amended, repealed or adopted by the Board of Directors.